As filed with the Securities and Exchange Commission on February 8, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	20-4327508
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11075 Roselle Street

San Diego, California 92121

(858) 366-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim D. Blickenstaff

President and Chief Executive Officer

11075 Roselle Street

San Diego, California 92121

(858) 366-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce Feuchter, Esq. Ryan C. Wilkins, Esq. Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, California 92660 (949) 725-4000	David B. Berger, Esq. Executive Vice President, General Counsel and Secretary Tandem Diabetes Care, Inc. 11075 Roselle Street San Diego, California 92121 (858) 366-6900	Per B. Chilstrom, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-222553)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)
Common Stock, $0.001 par value per share	$11,499,908	$1,432

(1)	Includes shares of our common stock that the underwriters have an option to purchase.
(2)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
(3)	We previously registered an aggregate of $57,500,092 of our common stock on a Registration Statement on Form S-1 (File No. 333-222553), as amended, which was declared effective on February 8, 2018 and for which a filing fee of $7,159 was previously paid.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (the “Rule 462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering an additional $11,499,908 in shares of the common stock, $0.001 par value per share (the “Common Stock”), of Tandem Diabetes Care, Inc. (the “Company”). This Rule 462(b) Registration Statement relates to the public offering of the Common Stock of the Company contemplated by the Registration Statement on Form S-1 (File No. 333-222553), which was initially filed with the Securities and Exchange Commission (the “Commission”) on January 16, 2018, as amended by Amendment No. 1 thereto filed on January 29, 2018 and Amendment No. 2 thereto filed on February 8, 2018 (as such may be amended or supplemented from time to time hereafter, the “Registration Statement”). The Registration Statement was declared effective by the Commission on February 8, 2018.

Pursuant to Rule 462(b) under the Securities Act, the contents of the Registration Statement, including the exhibits thereto, are hereby incorporated by reference into this Rule 462(b) Registration Statement.

INDEX OF EXHIBITS

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1).					X
24.1*	Power of Attorney.

*	Incorporated by reference to the Registration Statement on Form S-1 (File No. 333-222553), which was initially filed with the Commission on January 16, 2018 and declared effective by the Commission on February 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in San Diego, California on February 8, 2018.

Tandem Diabetes Care, Inc.

By:	/S/ KIM D. BLICKENSTAFF
Kim D. Blickenstaff President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KIM D. BLICKENSTAFF Kim D. Blickenstaff	President, Chief Executive Officer and Director (Principal Executive Officer)	February 8, 2018

/S/ LEIGH A. VOSSELLER Leigh A. Vosseller	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 8, 2018

* Dick P. Allen	Director and Chairman of the Board	February 8, 2018

* Edward L. Cahill	Director	February 8, 2018

* Fred E. Cohen, M.D., D.Phil, F.A.C.P.	Director	February 8, 2018

* Howard E. Greene, Jr.	Director	February 8, 2018

* Douglas A. Roeder	Director	February 8, 2018

* Christopher J. Twomey	Director	February 8, 2018

*By:	/s/ Kim D. Blickenstaff
Kim D. Blickenstaff Attorney-in-Fact